UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                            Old Mutual Advisor Funds
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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                      [Old Mutual Advisor Funds letterhead]




April 10, 2006


Dear Shareholder:

As an Old Mutual Advisor Funds Pure PortfoliosSM investor, you may be aware that Ibbotson Associates Advisors, LLC plays an integral role in the management of your fund. This premier provider of investment management services is with you every step of the way, helping you meet your asset allocation goals.

We are pleased to report that Ibbotson Associates will continue to provide these services as a wholly owned subsidiary of Morningstar, Inc., a leading provider of independent investment research. Currently, Old Mutual Capital, Inc., your fund's investment advisor, and Ibbotson Associates are working under an interim sub-advisory agreement approved by the Board of Trustees. A new agreement reflecting our ongoing relationship will become effective pending shareholder approval.

More information regarding this new arrangement is contained in proxy materials that were sent to you on or about March 27, 2006. The Board of Trustees, including all of the independent Trustees, has approved the new sub-advisory agreement and encourages you do the same.

In the meantime, you can be assured that there have been no changes in the day-to-day management of your fund and that each of the Pure PortfoliosSM remains focused on providing complete asset allocation solutions across their respective investment profiles.

For more information, we encourage you to read the enclosed prospectus supplement. Should you have any questions, please contact your financial advisor or feel free to call a Shareholder Services representative at 1-888-744-5050 between 8:00 A.M. and 7:00 P.M. ET. As always, we thank you for your continued support of the Old Mutual Advisor Funds.

Sincerely,

/s/ David J. Bullock

David J. Bullock
President
Old Mutual Advisor Funds

Past performance does not guarantee future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost. There are risks involved with mutual fund investing, including the risk of loss of principal.

Distributor: Old Mutual Investment Partners, Member NASD.
D-06-159  04/2006